Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our reports dated March 30, 2001, included in UroCor, Inc.'s Form 10-K/A for the year ended December 31, 2000.


/s/ Arthur Andersen LLP

Oklahoma City, Oklahoma
January 23, 2002